Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-234647) on Form S-3 and registration statements (Nos. 333-191433, 333-202367, 333-209794, 333-216297, 333-223228, 333-229898, 333-236641 and 333-253651) on Form S-8 of our report dated February 22, 2023, with respect to the consolidated financial statements of RingCentral, Inc., and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP

San Francisco, California
February 22, 2023